Exhibit 5.1

[LETTERHEAD OF MILES & STOCKBRIDGE P.C.]

October 4, 2012

Urstadt Biddle Properties Inc.

321 Railroad Avenue

Greenwich, Connecticut 06830

Re:

Registration Statement on Form S-3 (Reg. No. 333-177049)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), in connection with the offer and sale of 2,500,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), as covered by the Company’s Registration Statement on Form S–3 (Registration Number 333-177049), as amended through the date hereof (the “Registration Statement”).

We have examined the Registration Statement, the Equity Underwriting Agreement, dated October 1, 2012 (the “Underwriting Agreement”), between the Company and Deutsche Bank Securities Inc., pursuant to which the Shares are being issued and sold, the charter and the bylaws of the Company, certain records of proceedings of the board of directors of the Company with respect to the issuance and sale of the Shares and the transactions contemplated by the Agreement, and such other corporate records, certificates and documents as we deemed necessary for the purpose of this opinion.  We have relied as to certain factual matters on information obtained from public officials and from officers of the Company.  Based on that examination, it is our opinion that the Shares, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland.  The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the

Urstadt Biddle Properties Inc.

October 4, 2012

Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:/s/ J.W. Thompson Webb

     Principal